Exhibit 4.01

EXECUTION VERSION

BASE INDENTURE

Dated as of February 9, 2017

Between

SYMANTEC CORPORATION,

as Issuer,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

SENIOR NOTES

AS MAY BE ISSUED FROM TIME TO TIME IN ONE OR MORE SERIES

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ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.	Option to Effect Legal Defeasance or Covenant Defeasance	53
SECTION 8.02.	Legal Defeasance and Discharge	53
SECTION 8.03.	Covenant Defeasance	53
SECTION 8.04.	Conditions to Legal or Covenant Defeasance	54
SECTION 8.05.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	55
SECTION 8.06.	Repayment to Issuer	55
SECTION 8.07.	Reinstatement	56

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.	Without Consent of Holders of Notes	56
SECTION 9.02.	With Consent of Holders of Notes	57
SECTION 9.03.	[Reserved]	59
SECTION 9.04.	Revocation and Effect of Consents	59
SECTION 9.05.	Notation on or Exchange of Notes	59
SECTION 9.06.	Trustee to Sign Amendments, Etc.	59

ARTICLE 10

[RESERVED]

ARTICLE 11

SATISFACTION AND DISCHARGE

SECTION 11.01.	Satisfaction and Discharge of Indenture	60
SECTION 11.02.	Application of Trust Money	61

ARTICLE 12

[RESERVED]

ARTICLE 13

MISCELLANEOUS

SECTION 13.01.	[Reserved]	62
SECTION 13.02.	Notices	62
SECTION 13.03.	Communication by Holders of Notes with Other Holders of Notes	63
SECTION 13.04.	Certificate and Opinion as to Conditions Precedent	64
SECTION 13.05.	Statements Required in Certificate or Opinion	64
SECTION 13.06.	Rules by Trustee and Agents	64

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EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange

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BASE INDENTURE, dated as of February 9, 2017, by and between Symantec Corporation, a Delaware corporation (the “Issuer”), and Wells Fargo Bank, National Association, a national banking association, as Trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of senior notes in an unlimited aggregate principal amount to be issued from time to time in one or more series, including the senior notes, in such principal amounts, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be set forth herein or as shall be established in the supplemental indenture dated as of the date hereof (the “Initial Notes”); and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and, except as provided herein, for the equal and ratable benefit of the Holders of the Notes of any series:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“144A Global Note” means, with respect to each series of Notes, a Global Note substantially in the form of Exhibit A hereto, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes of such series sold in reliance on Rule 144A.

“Accounting Change” has the meaning given to such term in the definition of “GAAP” herein.

“Additional Notes” means additional Notes issued pursuant to the terms of any supplemental indenture (other than the Initial Notes, any additional Notes issued pursuant to Sections 2.06, 2.07, 2.10 or 9.05 of this Indenture or additional Notes issued in respect of the remaining portion of any Notes redeemed in part as provided for under any supplemental indenture).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, at the time of determination, the lesser of (1) the fair market value of such property involved in such Sale and Leaseback Transaction (as determined in good faith by the Issuer) and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, and any similar federal, state or foreign law for the relief of debtors.

“Board” with respect to a Person means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Change of Control” means any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Parent;

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a Permitted Parent, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the total voting power of the Voting Stock of the Issuer; or

(3) the adoption of a plan relating to the Issuer’s liquidation or dissolution.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement and (ii) a Person or group will not be deemed to beneficially own the Voting Stock of a Person (the “Subject Person”) held by a Parent Entity of such Subject Person unless it owns 50% or more of the total voting power of the Voting Stock of such Parent Entity.

“Change of Control Repurchase Event” means, with respect to any series of Notes, the occurrence of both a Change of Control and a Ratings Event with respect to such series of Notes.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearance agency.

“Consolidated Net Assets” means, at any time, the total assets of the Issuer and its Subsidiaries after deducting all current liabilities other than (1) short-term borrowings, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases, as set forth on the most recent consolidated balance sheet of the Issuer and its Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of testing the covenants herein in connection with any transaction, the total assets and such current liabilities of the Issuer and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested hereunder.

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of the Issuer and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as set forth on the most recent consolidated balance sheet of the Issuer and its Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of testing the covenants herein in connection with any transaction, this definition shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested hereunder.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Holders and the Issuer. With respect to presentation at maturity or redemption or for registration of transfer or exchange, such address shall be 600 South Fourth Street, 7th Floor, Minneapolis, MN 55415, Attention: Bondholder Communications.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes of any series issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to such series of Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Domestic Subsidiary” means any Subsidiary (other than a Foreign Subsidiary) that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Euroclear” means Euroclear SA/NV, as operator of the Euroclear system, or any successor securities clearance agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder; provided that with respect to the definition of “Change of Control” only, “Exchange Act” means the Securities Exchange Act of 1934 as in effect on the Issue Date.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined in good faith by the Board of the Issuer.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and any successor to its rating agency business.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time. If there occurs a change in generally accepted accounting principles occurring after the Issue Date (including with respect to the treatment of Capitalized Lease Obligations, leases and revenue recognition) and such change would cause a change in the method of calculation of standards or terms used in this Indenture (an “Accounting Change”), then the Issuer may elect, as evidenced by a written notice of the Issuer to the Trustee, that such standards or terms shall be calculated as if such Accounting Change had not occurred. Any such election with respect to such Accounting Change may not thereafter be changed.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, issued in accordance with Section 2.01, 2.06(b) or 2.06(d).

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person with respect to any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations, and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“incur” means issue, assume, guarantee or otherwise become liable for.

“Indebtedness” means, with respect to any Person, obligations (other than Non-Recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Indenture” or “Base Indenture” means this Base Indenture, as amended or supplemented from time to time with respect to the Notes. The term “Indenture,” with respect to a series of Notes, shall also include the terms of the particular series of Notes established as contemplated by Section 2.01.

“Independent Financial Advisor” means a certified public accounting firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Interest Payment Date,” when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Investment Grade” means a rating of Baa3 or higher (or the equivalent) (and, for purposes of a Ratings Event, stable or better outlook) by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or higher (or the equivalent) (and, for purposes of a Ratings Event, stable or better outlook) by S&P (or its equivalent under any successor rating categories of S&P); a rating of BBB- or higher (or the equivalent) (and, for purposes of a Ratings Event, stable or better outlook) by Fitch (or its equivalent under any successor rating categories of Fitch); and the equivalent “investment grade” credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

“Issue Date” means the date the Initial Notes are first issued under this Indenture.

“Issuer” has the meaning given to such term in the preamble hereof.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer and delivered to the Trustee.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York, New York (or such other place of payment as may be subsequently specified by the Issuer) are authorized or obligated by law or executive order to close.

“Lien” means, with respect to any Indebtedness, any mortgage, security interest, pledge, lien, charge or other similar encumbrance, securing such Indebtedness.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of option for repayment or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-Recourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Issuer or any of its Subsidiaries or (2) the financing of a project involving the development or expansion of properties of the Issuer or any of its Subsidiaries, as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Issuer or any of its Subsidiaries or any assets of the Issuer or any of its Subsidiaries other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum, dated February 7, 2017, relating to the offering of the Initial Notes.

“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary or any other officer designated by any such individuals of the Issuer or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions). The counsel may be an employee of or counsel to the Issuer.

“Parent Entity” means any Person that, with respect to another Person, owns 50% or more of the total voting power of the Voting Stock of such other Person.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Liens” means:

(1) Liens on property or assets (including shares of stock and Indebtedness) of a Person existing at the time such Person is merged into or consolidated with the Issuer or any of its Subsidiaries, or otherwise becomes a Subsidiary of the Issuer;

(2) Liens on property, shares of stock or Indebtedness (including Capitalized Lease Obligations) existing at the time of acquisition by the Issuer or any of its Subsidiaries of such property, shares of stock or Indebtedness (which may include property previously leased by the Issuer or any of its Subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition);

(3) Liens on property, shares of stock or Indebtedness (including Capitalized Lease Obligations) to secure the payment of all or any part of the purchase price of such property, shares of stock or Indebtedness, or Liens on property, shares of Capital Stock or Indebtedness to secure any Indebtedness incurred prior to, at the time of, or within 24 months after, the latest of the acquisition of such property, shares of stock or Indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(4) Liens in favor of the Issuer or any of its Subsidiaries;

(5) Liens existing on the Issue Date;

(6) Liens created in connection with a project financed with, and created to secure, a Non-Recourse Obligation;

(7) Liens created to secure the Notes;

(8) (a) Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 60 calendar days or being contested in good faith by appropriate proceedings, (b) Liens securing or arising out of judgments or awards against such Person and (c) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety bonds, appeal bonds, performance bonds and other obligations of a like nature;

(11) Liens arising from Uniform Commercial Code financing statements, including precautionary financing statements, or any similar filings made in respect of operating leases (as determined in accordance with GAAP on the Issue Date) or consignments entered into by the Issuer or any of its Subsidiaries;

(12) Liens securing Hedging Obligations not entered into for speculative purposes; or

(13) any extensions, modification, refinancing, renewals or replacements of any Lien referred to in clauses (1) through (12) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any accrued but unpaid interest thereon and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts, and any fees, expenses and other costs (including original issue discount, upfront fees or similar fees) associated with any such extension, modification, refinancing, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (12) shall be limited to all or part of the same property that secured the original Lien, plus accessions, additions and improvements to such property, including after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the proceeds and products thereof.

For purposes of determining compliance with this definition and Section 4.12, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition or in reliance on Section 4.12(b) but are permitted to be incurred in part under any combination thereof and of any other available exemption and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens and/or is permitted to be incurred in reliance upon Section 4.12(b), the Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Parent” means (a) any Parent Entity that at the time it became a Parent Entity of the Issuer was not formed in connection with, or in contemplation of, a transaction that would otherwise constitute a Change of Control and that beneficially owns 100% of the Voting Stock of the Issuer; provided that the stockholders of the Issuer prior to such transaction beneficially own all of the Voting Stock of such Permitted Parent upon completion of such transaction, and (b) any Public Company (or Wholly-Owned Subsidiary of such Public Company), except to the extent (and until such time as) any Person or group is deemed to be or becomes a beneficial owner of 50% or more of the total voting power of the Voting Stock of such Public Company (as determined in accordance with the provisions of the final paragraph of the definition of “Change of Control”).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the Issuer’s principal offices in Mountain View, California, each research and development facility and each service and support facility (in each case including associated office facilities) located within the territorial limits of the States of the United States of America which, in each case, (a) is owned by the Issuer or any of its Wholly-Owned Subsidiaries and (b) has a net book value on the date as of which the determination is being made in excess of 1.0% of Consolidated Net Tangible Assets as most recently determined on or prior to such date (including, for purposes of such calculation, the land, land improvements, buildings and such fixtures comprising such office or facilities, as the case may be), except such as the Board of the Issuer by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of the Issuer and its Subsidiaries, taken as a whole) not to be of material importance to the business of the Issuer and its Subsidiaries, taken as a whole.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Public Company” means any Person with a class or series of Voting Stock that is traded on the New York Stock Exchange or the NASDAQ.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if Moody’s, S&P or Fitch or any of them shall not make a corporate rating with respect to the Issuer or the Notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Issuer as a replacement agency for Moody’s, S&P or Fitch, as the case may be with respect to such corporate rating or the rating of the Notes, as applicable.

“Rating Category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); (iii) with respect to Fitch, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and (iv) the equivalent of any such category of S&P, Moody’s or Fitch used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and – for S&P or Fitch; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB – to B+, will constitute a decrease of one gradation).

“Ratings Event” means the occurrence of a decrease in the rating of the Notes by one or more gradations by any two of three Rating Agencies (including gradations within the Rating Categories, as well as between Rating Categories), within 60 days after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice by the Issuer of the intention to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by at least two Rating Agencies); provided, however, that a Ratings Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of “Change of Control Repurchase Event”) unless each of such two Rating Agencies making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at the Issuer’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event); provided, further, that notwithstanding the foregoing, a Ratings Event shall not be deemed to have occurred so long as the Notes are rated Investment Grade by at least two of three Rating Agencies.

“Record Date” for the interest, if any, payable on any Interest Payment Date on the Notes of any series means the date specified for that purpose as contemplated by Section 2.01.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means, with respect to each series of Notes, a permanent Global Note substantially in the form of Exhibit A hereto, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the corresponding Regulation S Temporary Global Note representing Notes of such series upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means, with respect to each series of Notes, a temporary Global Note substantially in the form of Exhibit A hereto, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global

Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes of such series initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii).

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within its corporate trust department, including any vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means (1) any Subsidiary of the Issuer that (a) is a Wholly-Owned Subsidiary, (b) is a Domestic Subsidiary and (c) owns or is a lessee of any Principal Property and (2) any other Subsidiary that the Board of the Issuer may designate as a Restricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any Principal Property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person, other than (1) any such transaction executed by the time of or within 365 days after the latest of the acquisition, the completion of construction or improvement or the commencement of commercial operation of such Principal Property or (2) any such transaction entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subject Person” has the meaning given to such term in the definition of “Change of Control.”

“Subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Indenture, regardless of whether such entity is consolidated on the Issuer’s or any of its Subsidiaries’ financial statements.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it and, thereafter, means the successor.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Uniform Commercial Code” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means with respect to each series of Notes, a permanent Global Note, substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes of such series that do not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Applicable Law”	13.11
“Authentication Order”	2.02
“Change of Control Offer”	4.14	(a)
“Change of Control Payment”	4.14	(a)
“Change of Control Payment Date”	4.14	(a)
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Initial Notes”	Recitals
“Legal Defeasance”	8.02
“Note Register”	2.03
“Paying Agent”	2.03
“Registrar”	2.03

SECTION 1.03. [Reserved]

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section,” “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture; and

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause, other subdivision or Exhibit.

SECTION 1.05. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may set a Record Date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such Record Date shall be 180 days prior to the first solicitation of such consent or such shorter period as may be specified by the Issuer (or the Trustee, if it set the Record Date pursuant to Section 6.13) and may be shortened or lengthened (but not beyond 180 days) from time to time.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.05(f) shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Issuer may fix a Record Date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a Record Date is fixed, the Holders on such Record Date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such Record Date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 180 days after such Record Date.

ARTICLE 2

THE NOTES

SECTION 2.01. Form and Dating; Terms.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes of each series shall be in denominations of $2,000 and integral multiples of $1,000 thereof.

(b) Series of Notes. The aggregate principal amount of Notes of any series that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. All Notes of a series shall be identical except with respect to the date of issuance, issue price and, if applicable, the first payment of interest and the first date from which interest will accrue with respect to any Additional Notes of such series. Notes may differ between series in respect of any matters; provided that all series of Notes shall be equally and ratably entitled to the benefits of this Indenture. There shall be set forth in one or more Officer’s Certificate, supplemental indentures hereto and/or Officer’s Certificate detailing the adoption of the terms thereof pursuant to the authority granted pursuant to the resolutions of the Issuer’s Board, prior to the issuance of Notes of any series:

(1) the title of the Notes of the series (which shall distinguish the Notes of the series from the Notes of any other series);

(2) any limit upon the aggregate principal amount of the Notes of such series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Article 2);

(3) the price or prices at which the Notes of the series will be sold;

(4) the Person to whom any interest on a Notes of the series shall be payable, if other than the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the Record Date;

(5) the date or dates on which the principal and premium, if any, of the Notes of the series are payable;

(6) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method of determining the rate or rates at which the Notes of the series shall bear interest, if any, or the method for determining the date or dates from which interest will accrue, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which any such interest shall be payable or the method by which the dates will be determined, the Record Date for any interest payable on any Interest Payment Date and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7) the place or places where the principal of and any premium and interest on Notes of the series shall be payable, if other than the Corporate Trust Office of the Trustee, where the Notes of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes of such series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

(8) the period or periods within which, the price or prices at which and the terms and conditions upon which the Notes of the series may be redeemed, in whole or in part, at the option of the Issuer;

(9) the obligation of the Issuer, if any, to redeem or purchase the Notes of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such Notes of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Notes;

(10) the terms, if any, upon which the Notes of the series may be exchanged for other securities of the Issuer and the terms and conditions upon which the exchange shall be effected, including the initial exchange price or rate, the exchange period and any other additional provisions;

(11) if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the Notes of the series shall be issuable;

(12) the currency, currencies or currency units in which payment of principal of and any premium and interest on the Notes of the series shall be payable, if other than the currency of the United States of America;

(13) any index, formula or other method used to determine the amount of payments of principal of or any premium or interest on the Notes;

(14) if the principal amount payable at the Stated Maturity of the Notes of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount that will be deemed to be the principal amount as of any date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any date (or, in any such case, the manner in which the deemed principal amount is to be determined), and, if necessary, the manner of determining the equivalent thereof in currency of the United States of America;

(15) if the principal of or any premium or interest on any Notes of the series is to be payable, at the election of the Issuer or the Holders thereof, in one or more currencies or currency units other than that or those in which the Notes are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Notes of such series shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(16) the applicability of, and any addition to or change in, the covenants and definitions set forth in this Indenture as then in effect or in terms set forth in this Indenture as then in effect relating to permitted consolidations, mergers or sale of assets;

(17) any additions or deletions or changes to the provisions provided in Article 8 of this Indenture relating to covenant defeasance and legal defeasance, including the addition of additional covenants that may be subject to the Issuer’s covenant defeasance option;

(18) whether any of the Notes of such series shall be issuable in temporary or permanent global form or both, and, if so, the Depositary or Depositaries for such Global Note or Global Notes and the terms and conditions, if any, other than those set forth in Article 2, upon which interests in such Global Note may be exchanged, in whole or in part, for the individual Notes represented thereby in definitive registered form, and the form of any legend or legends to be borne by the Global Note in addition to or in lieu of the legend referred to in this Indenture;

(19) the Trustee and any authenticating agents, Paying Agents, transfer agents or registrars;

(20) the form and terms, if any, of any guarantee of the payment of principal, premium and interest with respect to Notes of the series and any corresponding changes to the provisions of this Indenture as then in effect;

(21) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Notes of the series of any properties, assets, moneys, proceeds, securities or other collateral, and any corresponding changes to provisions of this Indenture as then in effect;

(22) any addition to or change in the Events of Default with respect to the Notes of the series and any change in the right of the Trustee or the Holders of the Notes of such series to declare the principal, premium and interest with respect to the Notes of such series due and payable; and

(23) any other terms of the Notes of such series, if any (whether or not such other terms are consistent or inconsistent with the provisions of this Indenture, except as permitted by Article 9 and any deletions from or modifications or additions to this Indenture in respect of such Notes, if any).

All Notes of any one series need not be issued at one time and, unless otherwise provided in or pursuant to any such Officer’s Certificate, supplemental indenture or resolutions of the Issuer’s Board, as applicable, with respect to a series of Notes, the authorized principal amount of any series of Notes may be increased to provide for issuances of additional Notes of a series, at the option of the Issuer, without the consent of any Holder of any series of Notes, at any time and from time to time.

(c) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes of any series as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes of any series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of such series represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of any series represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(d) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes of any series represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(e) Terms. The terms and provisions contained in the Notes of any series shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, and the Issuer’s Restricted Subsidiaries expressly agree to such terms and provisions and to be bound thereby.

The Notes shall be subject to repurchase by the Issuer pursuant to a Change of Control Offer as provided in Section 4.14. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes of a series ranking pari passu with the notes initially issued of such series may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the notes initially issued of such series and shall have the same terms as to status, redemption, offers to purchase, waivers, amendments or otherwise as the Initial Notes of such series (except for issue date, issue price and, if applicable, the first interest payment date and the first date from which such interest will accrue); provided, that if any Additional Notes of a series are not fungible with the Notes of such series that were initially issued for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number and ISIN from such Notes initially issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(f) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02. Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Issuer by manual, facsimile or electronic (including “.pdf”) signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication and delivery and the Trustee shall, upon receipt of the Issuer Order (an “Authentication Order”), authenticate and deliver the Notes of any series for an aggregate principal amount specified in such Authentication Order for such Notes.

In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive and, subject to Section 7.01, shall be fully protected in relying upon:

(a) (x) if the terms and form of such Notes are established by action taken pursuant to a resolution or resolutions of the Issuer’s Board, a copy of the appropriate record of such action, certified by the Secretary or an Assistant Secretary of the Issuer, and (y) if the terms and form of such Notes are established by an Officer’s Certificate pursuant to general authorization of the Issuer’s Board, such Officer’s Certificate;

(b) a copy of the executed supplemental indenture;

(c) an Officer’s Certificate delivered in accordance with Sections 13.04 and 13.05; and

(d) an Opinion of Counsel, delivered in accordance with Sections 13.04 and 13.05, and which shall also state:

(1) that the form of such Notes has been established by an Officer’s Certificate or supplemental indenture or pursuant to resolutions of the Issuer’s Board in accordance with Section 2.01 of this Indenture and in conformity with this Indenture;

(2) that the terms of such Notes have been established in accordance with Section 2.01 of this Indenture and in conformity with the other provisions of this Indenture; and

(3) that such Notes, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to customary exceptions, limitations, qualifications and other assumptions.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

SECTION 2.03. Registrar and Paying Agent.

The Issuer shall maintain with respect to each series of Notes an office or agency where Notes of such series may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes of such series may be presented for payment (“Paying Agent”). The Registrar shall keep a register with respect to each series of Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

SECTION 2.04. Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of any series of Notes or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest, if any, on such series of Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it with respect to such series of Notes to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it with respect to such series of Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes of any series.

SECTION 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes of any series.

SECTION 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes of such series. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(b)(ii)(B) and Section 2.06(c). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the firms whose marketing names are listed on the cover of the Offering Memorandum). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note of the same series prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note of the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of the same series, then, upon the occurrence of any of the events in paragraph (i) or (ii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Issuer or any of the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note of the same series in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note of the same series pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note of the same series pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note of the same series or transferred to a Person who takes delivery thereof in the form of a Definitive Note of the same series prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note of the same series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and if the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note of the same series, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant.

The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note of the same series or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of the same series, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Issuer or any of the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series only if the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note of the same series if the Registrar receives the following:

(A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note of the same series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of the same series if the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Reserved].

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION

IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS ONE YEAR (IN THE CASE OF THE 144A NOTES) OR 40 DAYS (IN THE CASE OF THE REGULATION S NOTES) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OTHER THAN THE EXEMPTION PROVIDED BY RULE 144, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR

WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF YOUR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE THE SECURITIES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE UPON REGULATION S AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (OR IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO ACCREDITED INVESTORS IN TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT), AND IN CONNECTION WITH ANY SUBSEQUENT SALE BY YOU OF THE SECURITIES COVERED HEREBY IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT DURING THE PERIOD REFERRED TO ABOVE TO ANY DISTRIBUTOR, DEALER OR PERSON RECEIVING A SELLING CONCESSION, FEE OR OTHER REMUNERATION, YOU MUST DELIVER A NOTICE TO SUBSTANTIALLY THE FOREGOING EFFECT. TERMS USED ABOVE HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes of the same series, the principal amount of Notes of the series represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of the same series, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.14 and 9.05).

(iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes of any series during a period beginning at the opening of business 15 days before the making of a notice of redemption of Notes of such series under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or other tender offer, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes of any series may be exchanged for other Notes of such series of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes of such series to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(xii) Definitive Notes must be presented in connection with a transfer.

SECTION 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note (including fees and expenses of the Trustee).

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. Outstanding Notes.

The Notes of any series outstanding at any time are all the Notes of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer or a Subsidiary or an Affiliate of the Issuer) holds, on a Redemption Date or the Maturity, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of a series have concurred in any direction, waiver or consent, Notes of a series owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of a series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes of a series so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes of a series and that the pledgee is not the Issuer or any obligor upon the Notes of a series or any Affiliate of the Issuer or of such other obligor.

SECTION 2.10. Temporary Notes.

Until certificates representing Notes of any series are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes of the same series in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes of any series shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes of such series under this Indenture.

SECTION 2.11. Cancellation.

The Issuer at any time may deliver Notes of any series to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes of any series, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special Record Date, in each case at the rate provided in the Notes of such series and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuer shall fix or cause to be fixed each such special Record Date and payment date; provided that no such special Record Date shall be less than 10 days prior to the related payment date for such defaulted interest. The Issuer shall promptly notify the Trustee of such special Record Date. At least 15 days before the special Record Date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall send or cause to be sent to each Holder of such series of Notes a notice at his or her address as it appears in the Note Register that states the special Record Date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13. CUSIP Numbers.

The Issuer in issuing the Notes of any series may use CUSIP or ISIN numbers or both numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers or both numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers of any Notes.

ARTICLE 3

REDEMPTION

SECTION 3.01. Notices to Trustee.

If the Issuer elects to redeem Notes of any series pursuant to the optional redemption terms set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuer’s Board, as applicable, governing such series of Notes, it shall furnish to the Trustee, at least 3 Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 but not more than 70 days before a Redemption Date (except as set forth in the last paragraph of Section 3.03), an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture or the Officer’s Certificate, supplemental indenture or resolutions of the Issuer’s Board governing such series of Notes, as applicable, pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the Redemption Price.

SECTION 3.02. Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes of any series are to be redeemed or purchased in an offer to purchase at any time, such Notes shall be selected for redemption or repurchase by lot, pro rata, or by such other method the Trustee considers fair and appropriate; provided that if the Notes are represented by Global Notes, interests in the Notes shall be selected for redemption or repurchase by the Trustee in accordance with DTC’s applicable procedures. Such Notes of a series to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date from the outstanding Notes of such series not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed or repurchased in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such series held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes of a series called for redemption or purchase also apply to portions of Notes of that series called for redemption or purchase.

SECTION 3.03. Notice of Redemption.

The Issuer shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption or offers to purchase at least 10 days but, except as set forth in the last paragraph of this Section 3.03 and Section 14(d), not more than 60 days before the Redemption Date or purchase date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11. Notices of redemption may be conditional.

The notice shall identify the series of Notes to be redeemed (including the CUSIP number(s)) and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if any Note is to be redeemed or purchased in part only, the portion of the principal amount of that Note that is to be redeemed or purchased and that, with respect to Notes represented by Definitive Notes after the Redemption Date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed or unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or repurchased will be issued in the name of the Holder of such Notes upon cancellation of the original Note; provided that the new Notes will be only issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(d) the name and address of the Paying Agent;

(e) that Notes of the series called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that, unless the Issuer defaults in making such redemption payment, interest on Notes of the series called for redemption ceases to accrue on and after the Redemption Date;

(g) the paragraph or subparagraph of the Notes and/or Section of this Indenture or the Officer’s Certificate, supplemental indenture or resolutions of the Issuer’s Board governing such series of Notes, as applicable, pursuant to which the Notes called for redemption are being redeemed;

(h) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(i) if in connection with a redemption of any series of Notes pursuant to the optional redemption terms set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuer’s Board governing such series of Notes, as applicable, any condition to such redemption.

A notice of redemption need not set forth the exact Redemption Price but only the manner of calculation thereof.

Notice of any redemption of, or any offer to purchase, the Notes may, at the Issuer’s discretion, be given in connection with another transaction (or series of related transactions) and prior to the completion or the occurrence thereof, and any such redemption or purchase may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event (including a Change of Control Repurchase Event), as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption or purchase date or by the redemption or purchase date as so delayed, or such notice or offer may be rescinded at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such notice that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or offer to purchase may be performed by another Person.

SECTION 3.04. Effect of Notice of Redemption or Purchase.

Once a notice of redemption is sent (including electronically) in accordance with Section 3.03, Notes of a series called for redemption or purchase become irrevocably due and payable on the Redemption Date or purchase date, as applicable, at the Redemption Price or purchase price, as applicable, unless such redemption or purchase is conditioned on the happening of a future event. The notice, if sent in a manner herein provided (including electronically), shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption or purchase in whole or in part shall not affect the validity of the proceedings for the redemption or purchase of any other Note or portions thereof. Subject to Section 3.05, on and after the Redemption Date or purchase date, as applicable, interest shall cease to accrue on Notes or portions of Notes called for redemption or purchase.

SECTION 3.05. Deposit of Redemption or Purchase Price.

Prior to noon (New York City time) on the Redemption Date or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the Redemption Date or purchase date not paid on such unpaid principal, in each case at the rate provided in such series of Notes and in Section 4.01.

SECTION 3.06. Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note of the same series equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be issued in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

SECTION 3.07. Optional Redemption.

The optional redemption terms with respect to any series of Notes shall be set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuer’s Board, as applicable, governing such series of Notes. The Issuer and its Affiliates may at any time and from time to time acquire Notes by means other than a redemption, including through the purchase of Notes in the open market, in privately negotiated transactions or otherwise.

SECTION 3.08. Mandatory Redemption.

The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to any series of Notes.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on each series of Notes on the dates and in the manner provided in such series of Notes; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name of or held by DTC or its nominee will be made in accordance with DTC’s applicable procedures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, the Issuer or a Subsidiary holds as of noon (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest on such payment will accrue in respect of the delay.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes of any series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes of such series and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where Notes of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

SECTION 4.03. Reports and Other Information.

(a) The Issuer covenants to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports that the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. In each case that the Issuer electronically delivers materials to the Trustee or files documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system), such delivery or filing shall be deemed to be filed with the Trustee for purposes of this Section 4.03; provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred.

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(c) In addition, the Issuer shall furnish to any Holders and any prospective investors of any series of Notes, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as such series of Notes are not freely transferable under the Securities Act.

SECTION 4.04. Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year (other than the fiscal year ending March 31, 2017) has been made under the supervision of the signing Officer with a view to determining whether the Issuer and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer and its Subsidiaries have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, the Issuer shall promptly (which shall be no more than 30 days) deliver to the Trustee an Officer’s Certificate specifying such Default and what action the Issuer proposes to take with respect thereto.

SECTION 4.05. Taxes.

The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. [Reserved].

SECTION 4.08. [Reserved].

SECTION 4.09. [Reserved].

SECTION 4.10. [Reserved].

SECTION 4.11. Sale and Leaseback Transactions.

(a) The Issuer shall not, directly or indirectly, and shall not permit any of its Restricted Subsidiaries directly or indirectly to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, whether now owned or hereafter acquired, unless:

(1) such transaction was entered into prior to the Issue Date;

(2) such transaction is between the Issuer and any Subsidiary of the Issuer or between Subsidiaries of the Issuer;

(3) such transaction involves a lease for not more than three years (or which may be terminated by the Issuer or its Subsidiaries within a period of not more than three years);

(4) the Issuer or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien with respect to the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction, without equally and ratably securing the Notes, pursuant to Section 4.12(b); or

(5) the Issuer or such Restricted Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase, construction or development of other property or assets or to the defeasance or retirement of the Notes or other Indebtedness of the Issuer or a Subsidiary of the Issuer within 365 days before or after the effective date of any such Sale and Leaseback Transaction.

(b) Notwithstanding Section 4.11(a), the Issuer and its Restricted Subsidiaries may enter into any Sale and Leaseback Transaction which would otherwise be prohibited by Section 4.11(a) if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to such transactions, together with all Indebtedness outstanding pursuant to Section 4.12(b), does not exceed 10% of Consolidated Net Assets of the Issuer calculated as of the closing date of the Sale and Leaseback Transaction.

SECTION 4.12. Liens.

(a) The Issuer shall not directly or indirectly incur, and shall not permit any of its Restricted Subsidiaries to directly or indirectly incur, any Indebtedness secured by a Lien (except Permitted Liens) upon (a) any Principal Property of the Issuer or any of its Restricted Subsidiaries or (b) any shares of stock or Indebtedness of any of its Restricted Subsidiaries (whether such Principal Property, shares or Indebtedness are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the Notes (together with, at the option of the Issuer, any other Indebtedness or guarantees of the Issuer or any of its Subsidiaries ranking equally in right of payment with the Notes or such guarantee) are equally and ratably secured with (or, at the option of the Issuer, on a senior basis to) such secured Indebtedness.

(b) Notwithstanding Section 4.12(a), the Issuer and its Restricted Subsidiaries shall be permitted to incur Indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes, provided that, after giving effect to such Indebtedness, the aggregate amount of all Indebtedness secured by Liens (other than Permitted Liens), together with all Attributable Debt outstanding pursuant to Section 4.11(b), does not exceed 10% of Consolidated Net Assets of the Issuer calculated as of the date of the creation or incurrence of the Lien. The Issuer and its Subsidiaries also may, without equally and ratably securing the Notes, create or incur Liens that extend, modify, refinance, renew, substitute or replace (including successive extensions, modifications, refinancings, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

(c) Any Lien created for the benefit of the Holders of any series of Notes pursuant to Section 4.12(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes of such series.

SECTION 4.13. Corporate Existence.

Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or such Restricted Subsidiary, as applicable, and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole.

SECTION 4.14. Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs with respect to a series of Notes, unless, prior to the time the Issuer is required to make a Change of Control Offer, the Issuer has previously or concurrently mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all the outstanding Notes of such series pursuant to the optional redemption terms set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuer’s Board, as applicable, governing such series of Notes or pursuant to Section 8.02, Section 8.03 or Section 11.01, the Issuer shall make an offer to purchase all of the Notes of such series pursuant to the Change of Control Offer described below at a repurchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes repurchased (or such higher amount as the Issuer may determine) plus accrued and unpaid interest, if any, to, but excluding the Change of Control Payment Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control Repurchase Event, the Issuer shall send or cause to be sent a notice of such Change of Control Offer by electronic delivery or first-class mail, with a copy to the Trustee, to each Holder of such series of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes (the “Change of Control Offer”) on the payment date specified in the notice (the “Change of Control Payment Date”), which date shall be no earlier than 20 Business Days nor later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date or such other conditions specified therein and shall describe each such condition, and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that the Issuer reasonably believes that any or all such conditions (including such Change of Control Repurchase Event) shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

(b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1) accept for payment all Notes of the applicable series issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) by 10:00 a.m. (New York City time), deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(c) The Paying Agent will promptly send to each holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered. The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party approved in writing by the Issuer makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditional upon such Change of Control Repurchase Event or such other conditions specified therein, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of any series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party approved in writing by the Issuer making a Change of Control Offer in lieu of the Issuer as set forth in clause (c) of this Section 4.14, purchases all of the Notes of such series that have been validly tendered and not withdrawn by such Holders, the Issuer or such third party shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer as set forth in this Section 4.14, to redeem (with respect to the Issuer) or purchase (with respect to a third party) all Notes of such series that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the Change of Control Payment in respect of the Second Change of Control Payment Date.

(e) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

(f) The provisions of this Section 4.14 relating to the Issuer’s obligation to make a Change of Control Offer with respect to the Notes of any series upon a Change of Control Repurchase Event may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the Notes of such series.

ARTICLE 5

SUCCESSORS

SECTION 5.01. Consolidation, Merger and Sale of Assets.

(a) The Issuer shall not consolidate with or merge into another entity or convey, transfer or lease all or substantially all of its assets to another entity unless:

(1) the Issuer is the surviving Person, or,

(2) if the Issuer is not the surviving Person:

a. such surviving Person is organized under the laws of the United States;

b. such surviving Person expressly assumes all of the Issuer’s obligations under the Notes and this Indenture and, if required, executes a supplemental indenture, in a form satisfactory to the Trustee, which shall be delivered to the Trustee;

c. immediately after giving effect to the transaction, there is no Default on the Notes and the transaction does not cause a Default on the Notes; and

(3) the Issuer or such surviving Person (if not the Issuer), as applicable, delivers to the Trustee an Officer’s Certificate and Opinion of Counsel stating that the transaction and the supplemental indenture, if any, complies with this Section 5.01 and that all conditions precedent in this Indenture relating to the transaction have been satisfied.

SECTION 5.02. Successor Corporation Substituted.

Upon any consolidation, merger or amalgamation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Issuer is merged or amalgamated or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, amalgamation, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor corporation had been named as the Issuer herein; provided that the Issuer shall not be relieved from the obligation to pay the principal of and interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

As used in this Indenture with respect to Notes of any series, unless it is either inapplicable to a particular series or it is specifically deleted or modified in an Officer’s Certificate, a supplemental indenture or resolutions of the Issuer’s Board, as applicable, governing such series of Notes, an “Event of Default”

wherever used herein with respect to Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) a failure to pay principal of or premium, if any, on any Note of such series when due at its Stated Maturity, upon optional redemption or otherwise;

(2) a default for 30 days or more in the payment when due of interest on or with respect to the Notes of such series;

(3) the failure by the Issuer to repurchase Notes of such series tendered for repurchase following the occurrence of a Change of Control Repurchase Event in accordance with Section 4.14;

(4) failure by the Issuer or any Restricted Subsidiary to perform any other covenant for 90 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes of such series;

(5) (a) a failure to make any payment at maturity, including any applicable grace period, on any Indebtedness of the Issuer (other than Indebtedness of the Issuer owing to any of its Subsidiaries) outstanding in an amount in excess of $150 million and continuance of this failure to pay or (b) a Default on any Indebtedness of the Issuer (other than Indebtedness owing to any of its Subsidiaries), which Default results in the acceleration of such Indebtedness in an amount in excess of $150 million without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of not less than 25% in principal amount of outstanding Notes (including any Additional Notes) of such series; provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the Event of Default will be deemed cured;

(6) the Issuer, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due,

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer in a proceeding in which the Issuer is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, or for all or substantially all of the property of the Issuer; or

(iii) orders the liquidation of the Issuer;

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02. Acceleration.

If any Event of Default (other than an Event of Default specified in clauses (6) and (7) of Section 6.01) with respect to Notes of any series at the time outstanding occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the then total outstanding Notes of such series may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes of such series to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, if any, and interest with respect to such series of Notes shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes of any series if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders of such series of Notes.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01 that has occurred and is continuing under this Indenture, all outstanding Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

In the event of a declaration of acceleration with respect to Notes of any series, the Holders of a majority in aggregate principal amount of the then total outstanding Notes of such series by written notice to the Issuer and the Trustee may on behalf of all of the Holders of such series of Notes rescind and annul such declaration of acceleration and its consequences if the rescission and annulment would not conflict with any judgment or decree and if all existing Events of Default with respect to such series of Notes (except nonpayment of principal, interest, if any, or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing with respect to Notes of any series at the time outstanding, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on such series of Notes or to enforce the performance of any provision of such series of Notes or this Indenture with respect to such series of Notes.

The Trustee may maintain a proceeding even if it does not possess any of such series of Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default with respect to such series of Notes shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then total outstanding Notes of any series by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default with respect to such series of Notes and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note of such series held by a non-consenting Holder of such series of Notes (including in connection with a Change of Control Offer); provided, subject to Section 6.02, that the Holders of a majority in aggregate principal amount of the then total outstanding Notes of such series may rescind a declaration of acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default with respect to such series of Notes shall cease to exist, and any Event of Default with respect to such series of Notes arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

Subject to Section 6.06, the Holders of a majority in principal amount of the outstanding Notes of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series and the Trustee may act at the direction of the Holders without liability. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of such series or that would involve the Trustee in personal liability.

SECTION 6.06. Limitation on Suits.

Subject to Section 6.07, no Holder of a Note of a series shall have any right to institute any proceeding with respect to this Indenture or the Notes of such series or for any remedy thereunder unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default with respect to such series of Notes is continuing with respect to the Notes of such series;

(2) Holders of at least 25% in aggregate principal amount of the total outstanding Notes of such series have requested that the Trustee to pursue the remedy in writing;

(3) Holders of such series of Notes have provided to the Trustee for such Notes indemnity or security satisfactory to the Trustee against any cost, loss, liability or expense;

(4) the Trustee has not complied with such request within 90 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the total outstanding Notes of such series have not given the Trustee a direction inconsistent with such request within such 90-day period;

provided that the foregoing limitation shall not apply to a suit instituted by a Holder of a Note for the enforcement of payment of the principal of, premium, if any, or interest on such Note on or after the respective due date expressed in such Note.

A Holder of any series of Notes may not use this Indenture to prejudice the rights of another Holder of such series of Notes or to obtain a preference or priority over another Holder of Notes of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note of any series to receive payment of principal, premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) with respect to any series of Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on such Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Restoration of Rights and Remedies.

If the Trustee or any Holder of Notes of any series has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders of Notes of such series shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes of such series shall continue as though no such proceeding has been instituted.

SECTION 6.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.13. Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i) to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(ii) to Holders of the applicable series of Notes for amounts due and unpaid on such Notes or such series of Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes or such series of Notes for principal, premium, if any, and interest, respectively; and

(iii) to the Issuer or to such party as a court of competent jurisdiction shall direct, if applicable.

The Trustee may fix a Record Date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

SECTION 6.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of any series.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default with respect to the Notes of any series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Notes of any series:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes of any series unless the Holders of the Notes of such series have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) [Reserved].

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes of the applicable series and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person specified as so authorized in any certificate previously delivered and not superseded.

(k) Any discretion, permissive right or privilege shall not be construed as an obligation of the Trustee.

(l) The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law.

(m) No bond or surety shall be required with respect to the performance of the Trustee’s duties and powers hereunder.

(n) Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes of any series and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest and there is a Default under the Notes, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign as Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

If a Default with respect to any series of Notes occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall send to Holders of such series of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders of such series of Notes notice of any continuing Default if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of such series of Notes. The Trustee shall not be deemed to know of any Default unless written notice of any event which is such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee.

SECTION 7.06. [Reserved]

SECTION 7.07. Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in addition to the compensation for its services.

The Issuer shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) or defending itself against any claim whether asserted by any Holder or the Issuer, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense determined to have been caused by the Trustee’s own willful misconduct or negligence as adjudicated by a court of competent jurisdiction.

The obligations of the Issuer, if any, under this Section 7.07 shall survive the termination, satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuer in this Section 7.07, the Trustee shall have a Lien prior to the Notes of any series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes of that series. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign with respect to the Notes of one or more series in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then total outstanding Notes of any series may remove the Trustee with respect to that series of Notes by so notifying the Trustee and the Issuer in writing with 31 days prior written notice. The Issuer may remove the Trustee with respect to Notes of one or more series if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed with respect to the Notes of any one or more series or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee with respect to the Notes of such series. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then total outstanding Notes of such series may appoint a successor Trustee with respect to the Notes of such series to replace the successor Trustee appointed by the Issuer.

If a successor Trustee with respect to the Notes of any one or more series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then total outstanding Notes of the applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder of Notes of the applicable series for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee with respect to the Notes of such series and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each series of Notes for which it is acting as Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders of each such series of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes of any series on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of the applicable series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same, in each case, with respect to such series of Notes) except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of such series of Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(b) the Issuer’s obligations with respect to such series of Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d) this Section 8.02.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

SECTION 8.03. Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.11, 4.12, 4.13, and 4.14 and Section 5.01(a) with respect to such Notes of the applicable series on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of Notes of such series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that Notes of such series shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to Notes of such series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to Notes of such series under Section 6.01, but, except as specified above, the remainder of this Indenture and Notes of such series shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3), 6.01(4) and 6.01(5) shall not constitute Events of Default with respect to Notes of such series.

SECTION 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to Notes of any series:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the applicable series of Notes, cash in U.S. dollars, U.S. Government Obligations (that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount), or a combination thereof, in such amounts as will be sufficient, in the opinion of an Independent Financial Advisor (insofar as any U.S. Government Obligations are so included), to pay the principal of, premium, if any, and interest due on such Notes on the Stated Maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to Maturity or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of such series of Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than this Indenture) to which, the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 8.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the Notes of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of Notes of such series of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Notes of such series.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance of the applicable series of Notes.

SECTION 8.06. Repayment to Issuer.

Subject to applicable escheatment laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on their request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuer makes any payment of principal of, premium or interest on any Note following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of the Notes of such series to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture or the Notes of one or more series without the consent of any Holder:

(1) to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants, agreements and obligations of the Issuer under the Notes of such series or this Indenture with respect to such series, as described in Section 5.01;

(2) to surrender any right or power conferred upon the Issuer with respect to such series or to add further covenants, restrictions, conditions or provisions relating to the Issuer for the protection of the Holders of any series of Notes;

(3) to add any additional Defaults or Events of Default with respect to such series for the benefit of the Holders of Notes of such series;

(4) to add to or modify any provision of this Indenture as necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form in addition to or in place of certificated Notes;

(5) to add note guarantees with respect to any or all of the Notes of such series;

(6) to secure the Notes of such series and/or the related note guarantees, if any;

(7) to evidence and provide for the acceptance of addition or appointment by a successor or separate Trustee with respect to the Notes of such series;

(8) to modify or amend this Indenture in such a manner to permit the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, if applicable (it being agreed that this Indenture or any supplemental indenture need not qualify under the Trust Indenture act);

(9) to comply with the rules of any applicable securities depositary;

(10) to conform the text of this Indenture or the Notes of any series to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provisions in the “Description of Notes” section of the Offering Memorandum were intended to be a verbatim recitation of a provision in this Indenture or such Notes as evidenced by an Officer’s Certificate;

(11) to cure any ambiguity, defect or inconsistency, provided that the interests of the Holders of the Notes are not adversely affected in any material respect as evidenced by an Officers’ Certificate;

(12) to supplement any of the provisions of this Indenture as necessary to permit or facilitate the defeasance or discharge of any Notes of such series, provided that the interests of the Holders of the Notes of such series are not adversely affected in any material respect;

(13) to make any change that does not adversely affect the rights of any Holder of Notes of such series; or

(14) to establish the form or terms of Notes of any series as permitted by Section 2.01.

Upon the request of the Issuer accompanied by a resolution of their Boards authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained; provided that the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture that affect its own rights, duties or immunities under this Indenture or otherwise. The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

SECTION 9.02. With Consent of Holders of Notes.

Except as provided below in this Section 9.02 with respect to each series of Notes, the Issuer and the Trustee may amend or supplement this Indenture and the Notes of one or more series with the consent of the Holders of at least a majority in aggregate principal amount of the Notes of such series (including Additional Notes of such series, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the applicable series of Notes) and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default with respect to such series of Notes (other than a Default or Event of Default in the payment of the principal of, premium or interest on such Notes, except a payment default resulting from an acceleration that has been rescinded or annulled) or compliance in respect of a series of Notes with any provision of this Indenture or such series of Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including Additional Notes of such series, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes of such series). Section 2.08 and Section 2.09 shall determine which Notes of such series are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each Holder of Notes affected thereby, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) change the Stated Maturity of such Note;

(2) reduce the principal amount or premium, if any, of any such Note;

(3) reduce the rate or extend the time of payment of interest of any such Note;

(4) reduce the amount of principal of any such Note issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

(5) any reduction in the premium payable upon the redemption of any such Notes;

(6) change the place or currency of payment of principal, premium, if any, or interest with respect to any such Notes;

(7) amend the contractual right expressly set forth in this Indenture or any Note or a Holder to institute suit for the enforcement of any payment on such Holder’s Notes;

(8) reduce the percentage in principal amount of Holders of the Notes whose consent is required to change this Indenture;

(9) reduce the percentage in principal amount of Holders of the Notes necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults; or

(10) modify the provisions on modification and waiver with respect to the Notes set forth in this Article 9.

SECTION 9.03. [Reserved].

SECTION 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 180 days after such Record Date unless the consent of the requisite number of Holders has been obtained.

SECTION 9.05. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes of a series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes of such series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments, Etc..

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until their Boards approve it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

ARTICLE 10

[RESERVED]

ARTICLE 11

SATISFACTION AND DISCHARGE

SECTION 11.01. Satisfaction and Discharge of Indenture.

This Indenture shall upon the Issuer’s request cease to be of further effect with respect to any series of Notes specified by the Issuer (except as to any surviving rights of registration of transfer or exchange of Notes of any series herein expressly provided for), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series of Notes, when:

(1) either (A) all Notes of such series theretofore authenticated and delivered (other than (i) Notes of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust), have been delivered to the Trustee for cancellation; or

(B) (w) all Notes of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the making of a notice of redemption or otherwise, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(x) the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in an amount sufficient, in the opinion of an Independent Financial Advisor, to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(y) no Default (other than that resulting from borrowing funds to be applied to make such deposit or the grant of any Lien securing such borrowing or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Notes of such series or this Indenture in respect of such series of Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith); and

(z) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such series of Notes at Maturity or the Redemption Date, as the case may be;

(2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to such series of Notes; and

(3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture as to such series of Notes have been complied with.

In the event there are outstanding Notes of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to the Notes of such series to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees with respect to a series of Notes hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees with respect to the applicable series of Notes hereunder.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (1)(B) of this Section 11.01, the obligations of the Trustee under Section 11.02 and Section 8.06 shall survive.

SECTION 11.02. Application of Trust Money.

Subject to the provisions of Section 8.06, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto as set forth in the Registrar, of the principal, premium and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and such series of Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal of, premium or interest on any Notes of such series because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12

[RESERVED]

ARTICLE 13

MISCELLANEOUS

SECTION 13.01. [Reserved].

SECTION 13.02. Notices.

Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address, or given electronically:

If to the Issuer:

c/o Symantec Corporation

350 Ellis Street

Mountain View, CA 94043

Attention: Treasurer

Email: TreasuryMailbox@symantec.com; Rachel_Morgan@symantec.com;

Jori_mccuskey@symantec.com

With a copy to each:

General Counsel

Facsimile No. (650) 429 9137

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Kenneth B. Wallach; Hui Lin

Fax: (212) 455-2502

Email: kwallach@stblaw.com; xlin@stblaw.com

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, CA 94104

Attention: David K. Michaels; William L. Hughes

Fax: (415) 281-1350

Email: dmichaels@fenwick.com; whughes@fenwick.com

If to the Trustee:

Wells Fargo Bank, National Association

333 S. Grand Avenue, 5th Floor, Suite 5A

MAC: E2064-05A

Los Angeles, CA 90071

Attention: Corporate, Municipal and Escrow Services

Fax: 213-253-7598

Notwithstanding the foregoing, any notice or communication with respect to presentation at maturity or redemption or for registration of transfer or exchange shall be given to the Trustee at 600 South Fourth Street, 7th Floor, Minneapolis, MN 55415, Attention: Bondholder Communications.

The Issuer or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first day on which publication is made, if given by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; at the time delivered, if sent by overnight air courier guaranteeing next day delivery, and at the time sent, if given electronically; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof. Notice otherwise given in accordance with the procedures of DTC will be deemed given on the date sent to DTC.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer delivers a notice or communication to Holders, it shall deliver a copy to the Trustee at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Issuer or any Holder elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 13.03. Communication by Holders of Notes with Other Holders of Notes.

Holders of Notes of any series may communicate with other Holders of such series of Notes or other series of Notes with respect to their rights under this Indenture or such series of Notes or all Notes.

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. No Personal Liability of Directors, Managers, Officers, Employees and Stockholders.

No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Issuer or any of its parent companies or entities (other than the Issuer in respect of the Notes) shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08. Governing Law; Submission to Jurisdiction.

THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

SECTION 13.09. Waiver of Jury Trial.

EACH OF THE ISSUER, THE TRUSTEE AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.10. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 13.11. Foreign Account Tax Compliance Act (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Issuer agrees (i) to use commercially reasonable efforts to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions related to this Indenture (including any modification to the terms of such transactions) so that the Trustee can determine whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this Section 13.11 shall survive the termination of this Indenture.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

In connection with any proposed transfer outside the book entry system, the Issuer shall be required to provide or cause to be provided to the Trustee all information available to it that is requested by the Trustee and necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

SECTION 13.12. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13. [Reserved].

SECTION 13.14. Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind each of their respective successors.

SECTION 13.15. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.16. [Reserved].

SECTION 13.17. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 13.18. Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.19. No Adverse Interpretation of Other Agreement.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or any other Restricted Subsidiary or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Signatures on following pages]

SYMANTEC CORPORATION

By:	/s/ Scott C. Taylor
	Name:	Scott C. Taylor
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hughes
Name: Maddy Hughes
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [                    ]

ISIN [                    ]

[RULE 144A][REGULATION S] [GLOBAL] NOTE

representing up to

$[                    ]

[    ]% Senior Notes due [    ]

No.	[$ ]

SYMANTEC CORPORATION

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of          United States Dollars] on [                    ].

Interest Payment Dates: [                    ] and [                    ]

Record Dates: [                    ] and [                    ]

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

SYMANTEC CORPORATION

By:
Name:
Title:

This is one of the [    ] Notes referred to in the within-mentioned Indenture:

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]

[    ]% Senior Notes due [    ]

Capitalized terms used herein shall have the meanings assigned to them in the Base Indenture referred to below unless otherwise indicated.

1. INTEREST. Symantec Corporation, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at [    ]% per annum from [                    ] until Maturity. The Issuer shall pay interest semi-annually in arrears on [                    ] and [                    ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [                    ]; provided that the first Interest Payment Date shall be [                    ]. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. This note is one of the series designated on the face hereof (individually, a “Note” and, collectively, the “Notes”).

2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes to the Persons who are registered Holders of the Notes at the close of business (if applicable) on the [                    ] or [                    ] (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. Payment of interest may, as the option of the Issuer, be made (i) by check mailed to the Holders of the Notes at their addresses set forth in the register of Holders or (ii) upon request of any Holder of at least $1,000,000 principal amount of Notes, wire transfer to an account located in the United States maintained by the payee, provided that all payments of principal of and interest and premium, if any, with respect to the Notes represented by one or more Global Notes will be made in accordance with DTC’s applicable procedures. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuer issued the Notes under the Base Indenture, dated as of February 9, 2017 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of February 9, 2017 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and between the Issuer and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its [    ]% Senior Notes due [        ]. The Issuer shall be entitled to issue Additional Notes constituting Notes pursuant to Section 2.01 of the Base Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and a Holder will be required to pay all taxes and fees required by law and due on transfer or as otherwise permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before the mailing or sending of a notice of redemption in respect of the Notes.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Base Indenture. Upon the occurrence of an Event of Default relating to the Notes, the rights and obligations of the Issuer, the Trustee and the Holders of the Notes shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

12. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers and/or similar numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers and/or similar numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

c/o Symantec Corporation

350 Ellis Street

Mountain View, CA 94043

Attention: Treasurer

Email: TreasuryMailbox@symantec.com; Rachel_Morgan@symantec.com;

Jori_mccuskey@symantec.com

with a copy to:

General Counsel

Facsimile No. (650) 429 9137

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.14 of the Indenture, check the box below:

[    ] Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or othersignature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Symantec Corporation

350 Ellis Street

Mountain View, CA 94043

Attention: Treasurer

Wells Fargo Bank, National Association

as Trustee and Registrar – DAPS Reorg.

MAC N9300-070

600 South Fourth Street

Minneapolis, MN 55415

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re: [    ]% senior notes due [        ]

Reference is hereby made to the Indenture, dated as of February 9, 2017 (as amended or supplemented from time to time with respect to the Notes, the “Indenture”), between the Issuer and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the firms whose marketing names are listed on the cover of the Offering Memorandum). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [    ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [    ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) [    ] such Transfer is being effected to the Issuer or a Restricted Subsidiary;

or

(c) [    ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.

4. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) [    ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) [    ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement

Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note (CUSIP [ ]), or

(ii)	[ ] Regulation S Global Note (CUSIP [ ]), or

(b)	[ ] a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note (CUSIP [ ]), or

(ii)	[ ] Regulation S Global Note (CUSIP [ ]), or

(iii)	[ ] Unrestricted Global Note (CUSIP [ ]); or

(b)	[ ] a Restricted Definitive Note; or

(c)	[ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Symantec Corporation

350 Ellis Street

Mountain View, CA 94043

Attention: Treasurer

Wells Fargo Bank, National Association

as Trustee and Registrar – DAPS Reorg.

MAC N9300-070

600 South Fourth Street

Minneapolis, MN 55415

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re: [    ]% senior notes due 2025

Reference is hereby made to the Indenture, dated as of February 9, 2017 (as amended or supplemented from time to time with respect to the Notes, the “Indenture”), by and between the Issuer and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global

C-3-1

Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [    ] 144A Global Note [    ] Regulation S Global Note,

C-3-2

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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